Exhibit 99.1

NEWS RELEASE	Environmental Power Corporation
www.environmentalpower.com
One Cate Street
Portsmouth, NH 03801

Investor Contact:	Media Contact:
Kam Tejwani	Brecca Loh
President and CEO	Media Relations
(603) 431-1780 ext.23	(603) 431-1780 ext. 18
ktejwani@environmentalpower.com	brecca@environmentalpower.com

FOR IMMEDIATE RELEASE

ENVIRONMENTAL POWER CORPORATION

SECURES UP TO $5.4 MILLION IN FINANCING

Portsmouth, NH, September 5, 2003 – Environmental Power Corporation (OTCBB: POWR), a leader in the renewable energy industry with proprietary technology to convert manure into electricity, announced today that its wholly owned subsidiary, EPC Corporation (“EPC”) has completed a transaction with Crystal Creek Coalpower Funding, LLC, an affiliate of ArcLight Energy Partners Fund I, L.P. (“ArcLight”), for the purpose of monetizing future cash flows from EPC’s principal asset, the Scrubgrass Project. As a result of this transaction, EPC will have $3.7 million in secured borrowings, and under specified circumstances, will have up to an additional $1.7 million in secured borrowings available pursuant to this arrangement.

Kam Tejwani, President and Chief Executive Officer of Environmental Power stated, “We are very pleased to have completed this transaction with ArcLight. Not only does it create a significant capital base for the rapid expansion of our Microgy renewable energy subsidiary, but it also engages us in a relationship with ArcLight, which is a preeminent institution in financing and owning of independent power generating assets. We hope that this relationship with ArcLight will lead to additional opportunities to work together on transactions in the renewable energy industry.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information visit the company’s web site at www.environmentalpower.com

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, including statements containing the words “expects,” “estimates,” “anticipates,”

“believes,” “projects” and variations thereof, and other statements contained herein regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power’s or Microgy’s projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date which they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Kam Tejwani	Brecca Loh
President and CEO	Media Relations
(603) 431-1780 ext. 23	(603) 431-1780 ext. 18
ktejwani@environmentalpower.com	brecca@environmentalpower.com